UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 4, 2009
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165

(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)
705 FIFTH AVENUE SOUTH, SUITE 900, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e)
Executive Officer Cash Incentive Plan
On March 4, 2009, the Compensation Committee of the Board of Directors, or the Compensation Committee, of Blue Nile, Inc., or the Company, approved the 2009 executive bonus plan, or the Plan. The Plan is designed to motivate the Company’s executive officers to achieve the Company’s financial and other performance objectives and to reward them for their achievement when those objectives are met.
ELIGIBILITY. All executive officers, including the chief executive officer, are eligible for participation in the Plan, subject to their continued employment through payment of the bonus. The Company may also pay discretionary bonuses or other types of incentive compensation outside the Plan.
ADMINISTRATION. The Plan is administered by the Compensation Committee. The Compensation Committee has the authority and discretion to approve and review the Plan and its operation.
PAYMENTS. Bonus payments earned under the Plan will be paid to participants in a single lump sum amount following the completion of the Company’s fiscal year 2009, not later than March 15, 2010.
DETERMINATION OF AWARD. The aggregate bonus pool for fiscal year 2009 is established through the achievement of the Company’s objectives for Adjusted EBITDA (defined as net income before income taxes and other income, net of depreciation, amortization and stock-based compensation). The Compensation Committee also established a target bonus amount for each executive expressed as a percentage of the executive’s base salary. The Compensation Committee may determine that the executive officer has earned between 0% and 200% of such officer’s target bonus amount based: (i) fifty percent on the achievement of financial performance objectives, including revenue growth, earnings per share and free cash flow generation, and (ii) fifty percent on the achievement of individual performance objectives based on the executive officer’s roles and responsibilities within the Company. The Compensation Committee has the authority, in its sole discretion, to increase or to reduce the value of the bonus (including a reduction to zero) otherwise earned under the formula described above, based on any factors it considers material.
TARGET AWARD. The aggregate target bonus amount established for the named executive officers, including the chief executive officer, for fiscal year 2009 is $830,000. The target bonus award expressed as a percentage of salary for each of the named executive officers is as follows: Mark Vadon, Executive Chairman, 100%; Diane Irvine, Chief Executive Officer and President, 67%; Marc Stolzman, Chief Financial Officer, 43%; Dwight Gaston, Senior Vice President, 35%; and Sue Bell, Senior Vice President, 35%.
The foregoing description is qualified in its entirety by reference to the Plan, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the period ending April 5, 2009.
Change of Control Severance Plan
On March 4, 2009, the Compensation Committee approved a Change of Control Severance Plan, or Severance Plan, for certain of our executive officers, including our chief executive officer. The Severance Plan provides for the payment of severance benefits to designated executive employees whose employment is terminated within a specified period (not to exceed 2 years) following a Change of Control of the Company, either due to a termination without Cause or a resignation for Good Reason, as each term is defined in the Severance Plan. The Severance Plan supersedes and replaces any existing severance plans, policies or practices that would otherwise apply upon these kinds of Qualifying Terminations, as defined in the Severance Plan. The Compensation Committee will designate which employees are eligible to participate in the Severance Plan. Currently, each of our senior executive officers is eligible to participate.
The Severance Plan provides that upon a Qualifying Termination following a Change of Control, and provided the employee signs the Company’s standard form of release, he or she will be entitled to receive as severance: (1) a lump sum cash payment equal to a multiple of such employee’s base salary and target annual incentive bonus, (2) Company-paid premiums for continued health insurance for a period of time equal to the period of base salary being provided (but not more than 18 months and in no event for longer than such coverage is available), and (3) full vesting of all then-outstanding equity awards. The multiple for each of the named executive officers is as follows: Mark Vadon, Executive Chairman, 2x; Diane Irvine, Chief Executive Officer and President, 2x; Marc Stolzman, Chief Financial Officer, 1x; Dwight Gaston, Senior Vice President, 1x; and Sue Bell, Senior Vice President, 1x.
The foregoing description is qualified in its entirety by reference to the Severance Plan, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the period ending April 5, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.
	By:	/s/ Marc D. Stolzman
Marc D. Stolzman
Dated: March 4, 2009		Chief Financial Officer (Principal Accounting and Financial Officer)